Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

January 13, 2012

Investor Contact: Paul Blalock

205.745.2627

investorrelations@walterenergy.com

Media Contact: Susan Knight

205.745.2760

corporatecommunications@walterenergy.com

Walter Energy Updates Production Outlook and
Announces Executive Appointments

Birmingham, Ala. — January 13, 2012 — Walter Energy, Inc. (NYSE: WLT) (TSX: WLT), the world’s leading, publicly traded “pure play” producer of metallurgical (met) coal for the global steel industry, today provided guidance that 2012 met coal production will be between 11.5 million and 13 million metric tons. Also, Walter Energy, Inc. (Walter) commented on fourth quarter results and announced that it has made three executive appointments.

“Our production outlook for 2012 represents very robust growth compared with 2011, which was a year of solid gains for met coal production,” said CEO Walt Scheller. “This change reflects my evaluation during the first three months as CEO of our global operations, strategy and timing of major projects. The executive appointments announced today will help us accomplish our strategic and operational growth objectives. We will provide additional insights into operational results during our earnings call in late February 2012.”

2012 Production Guidance

Walter is resetting the range of expected met coal production in 2012 for a number of reasons, including the inherent risks of the mining business and slightly lower expectations from some of the startup developmental projects like the Aberpergwm mine in Wales. The new projected growth of 11.5 to 13 million metric tons compares with prior expectations for 2012 of 13 to 14 million metric tons of met coal.

For 2011, Walter produced 8.7 million metric tons of met coal, including nine months of production from the operations of Western Coal Corp. that Walter acquired on April 1, 2011. This excludes the 1 million tons of met coal production Western Coal Corp. had during pre-acquisition first quarter 2011. Compared with the combined base, Walter’s expected 2012 production represents an increase in the range of 19% to 34%.

Fourth Quarter 2011 Results

Met coal sales volume and production in the fourth quarter of 2011 were both approximately 2.4 million metric tons. Similarly, for the full year 2011 met coal sales volume matched the above-mentioned actual annual production rate of approximately 8.7 million metric tons.

On a consolidated basis for the fourth quarter of 2011, production was approximately 400,000 metric tons lower than previous guidance and sales volume was approximately 130,000 metric tons lower than previous guidance. The fourth quarter production shortfall was principally due to equipment issues on the second longwall at Mine No. 7 in Alabama and unanticipated ventilation issues associated with the startup of the nearby third longwall. The fourth quarter sales volume had a much smaller shortfall due to sales from inventory and sales of purchased coal.

Sales volume from the mines in Canada exceeded 1 million metric tons of met coal, which was at the high end of our guidance. These Canadian sales helped to partially offset the Alabama sales shortfall of approximately 280,000 tons but have lower margins than Walter’s Alabama mines. Additionally, the average selling price for Walter’s met coal was near the low end of previous guidance and, due principally to lower production volumes in the U.S., the average cash cost per ton was near the high end of previous guidance.

Given this combination of factors, Walter estimates that fourth quarter 2011 financial results were below the low end of its prior guidance. As noted above, actual financial results will be disclosed at end of February 2012.

Executive Appointments

Dan Cartwright has been named President — Canadian Operations, effective immediately.  Mr. Cartwright, who joined Walter Energy in June 2011, has more than 37 years of mining experience, mainly with surface mines such as those operated by Walter in Canada. He was previously Vice President of Operations Support — Powder River Basin & Southwest for Peabody Energy where he supported six large mines in Wyoming, New Mexico and Arizona.  Prior to that role, Cartwright was Operations Director — North Antelope Rochelle Operations Unit, Peabody’s flagship operation.  Cartwright also worked for Shell Mining Company in various positions for over 15 years, most recently as President, Shell/Marrowbone Development Company.

Rich Donnelly has been named President — Jim Walter Resources (JWR), effective immediately. Mr. Donnelly was most recently Vice President — Engineering for JWR and has worked for Walter 34 years.  Donnelly has extensive experience in all aspects of the mining business and has held numerous operational positions throughout the organization.  Donnelly has served in various Deputy Mine Manager positions, and in various Mine Manager positions at Walter properties.  In addition, Donnelly has previously served as Vice President — Operations for Jim Walter Resources.

Earl H. Doppelt has been named Senior Vice President-General Counsel and Secretary, effective immediately. With over 30 years of legal experience, Mr. Doppelt has served as the senior legal officer of several major global companies including: The Nielsen Corporation (formerly VNU), ACNielsen Corporation, The Dun & Bradstreet Corporation and Paramount Communications. Most recently, he served as the Executive Vice President — General Counsel and Secretary of Information Services Group. Keenan Hohol, who had been filling this position on an interim basis, will continue to serve as Vice President of Legal — Canadian and European Operations.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure play” met coal producer for the global steel industry. The Company also produces thermal coal and industrial coal, anthracite, met coke and coal bed methane gas. The Company has strategic access to high-growth steel markets in Asia, South America and Europe. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit the company website at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events that may affect us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, but could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke, and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing, and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC, which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statements made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Contact:
Paul Blalock
1 205 745 2627
paul.blalock@walterenergy.com